                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                ______________

                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   January 12, 2001
                                                   ----------------

                     INFORETECH WIRELESS TECHNOLOGY, INC.
--------------------------------------------------------------------------------
              (Exact name of Registrant as Specified in Charter)


           Nevada                          0-25963              88-0350120
--------------------------------------------------------------------------------
(State of Other Jurisdiction             (Commission           (IRS Employer
     of Incorporation)                   File Number)       Identification No.)

    Suite 214, 5500 152/nd/ Street, Surrey, British Columbia, Canada  V35-2E7
--------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)

Registrant's telephone number, including area code      604-576-7442
                                                   -----------------------------

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Filed herewith are the following financial statements relating to the acquisition of ProShot Golf, Inc. by Inforetech Wireless Technology Inc.

     a)     Financial Statements of Business Acquired.

            Audited Financial Statements of ProShot Golf, Inc.:

            (a)     Balance Sheets as of December 31, 2000 and 1999

            (b) Statements of Loss and Comprehensive Loss for the years ended December 31, 2000 and 1999

            (c)     Statements of Stockholders' Deficiency

            (d) Statements of Cash Flows for the years ended December 31, 2000 and 1999

            (e)     Notes to Financial Statements

     b)     Pro Forma Financial Information.

            Unaudited Pro Forma Financial Statements of Inforetech Wireless Technology Inc. as at December 31, 2000:

            (a)     Pro Forma Consolidated Balance Sheet as at December 31, 2000

            (b) Pro Forma Consolidated Statement of Loss and Comprehensive Loss for the year ended December 31, 2000

            (c)     Notes to Pro Forma Consolidated Financial Statements

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INFORETECH WIRELESS TECHNOLOGY, INC.

Date  April 15, 2001                        By /s/ Robert C. Silzer, Sr.
----------------------------                  --------------------------
                                            Name:  Robert C. Silzer, Sr.
                                            Title: Chief Executive Officer

Financial Statements


ProShot Golf, Inc.
December 31, 2000

                               AUDITORS' REPORT



To the Board of Directors of
ProShot Golf, Inc.

We have audited the accompanying balance sheets of ProShot Golf, Inc. as of December 31, 2000 and 1999, and the related statements of loss and comprehensive loss, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProShot Golf Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1, the Company's history of losses and a working capital deficiency of $4,954,384 raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young, LLP
----------------------
    Ernst & Young, LLP

Vancouver, Canada,
March 23, 2001.                                            Chartered Accountants

ProShot Golf, Inc.

                                BALANCE SHEETS
                         [See note 1 - Going Concern]
As at December 31

                                                                               2000               1999
                                                                               US $               US $
----------------------------------------------------------------------------------------------------------
ASSETS [note 13]
Current
Cash                                                                            272,237            169,380
Restricted cash                                                                 100,000            100,000
Accounts receivable (net of allowance
  for doubtful accounts of $207,000 [1999 - nil])                               280,195            368,780
Current portion of net investment in leases [notes 5, 10 and 11]              1,783,618          1,898,650
Inventories [note 4]                                                          1,513,222          1,356,682
Prepaid expenses                                                                 47,643             64,751
----------------------------------------------------------------------------------------------------------
Total current assets                                                          3,996,915          3,958,243
----------------------------------------------------------------------------------------------------------
Deposits [note 11]                                                              491,789            251,058
Net investment in leases [notes 5 and 11]                                     3,556,097          4,078,862
Course equipment on operating leases, net [notes 6, 10 and 11]                1,545,225          1,944,723
Furniture and equipment, net [note 7]                                           424,686            465,188
Other assets                                                                    610,562            328,093
Goodwill, net [note 3]                                                        2,097,373          2,675,958
Patent, net [note 8]                                                            183,893                 --
----------------------------------------------------------------------------------------------------------
                                                                             12,906,540         13,702,125
==========================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current
Current portion of lease contract obligations [note 11]                       2,645,369          2,667,063
Bank loan [note 13]                                                           3,524,729                 --
Promissory note [note 10]                                                       225,000                 --
Notes payable, net of discount [note 12]                                        545,520                 --
Accounts payable and accrued liabilities [note 9]                             2,010,681          2,107,492
----------------------------------------------------------------------------------------------------------
Total current liabilities                                                     8,951,299          4,774,555
----------------------------------------------------------------------------------------------------------
Lease contract obligation [note 11]                                           4,062,304          4,152,914
Bank loan [note 13]                                                                  --          2,943,729
Note payable, net of discount [note 12]                                       1,240,270          1,742,058
Other long-term liabilities [note 14]                                           294,851            274,393
----------------------------------------------------------------------------------------------------------
Total liabilities                                                            14,548,724         13,887,649
----------------------------------------------------------------------------------------------------------
Commitments [note 15]
Series AA redeemable convertible preferred stock, no par value;
  3,810,000 shares issued and outstanding [note 17]                           3,959,031          3,959,031
Stockholders' deficiency [note 18]
Series AA convertible preferred stock, no par value;
  5,905,238 shares authorized, 2,095,238 shares issued and outstanding        2,180,230          2,180,230
Series BB convertible preferred stock, no par value;
  5,714,286 shares authorized, 3,847,115 shares issued and outstanding        3,820,637                 --
Common stock, no par value; 50,000,000 shares authorized,
  17,431,001 shares issued and outstanding [1999 - 16,554,599 shares]        15,380,978         14,544,316
Additional paid in capital                                                    1,044,339            587,181
Accumulated deficit                                                         (28,027,399)       (21,456,282)
----------------------------------------------------------------------------------------------------------
Total stockholders' deficiency                                               (5,601,215)        (4,144,555)
----------------------------------------------------------------------------------------------------------
                                                                             12,906,540         13,702,125
==========================================================================================================

See accompanying notes

ProShot Golf, Inc.


                   STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
                         [See note 1 - Going Concern]

Years ended December 31


                                                  2000                  1999
                                                  US $                  US $
-------------------------------------------------------------------------------
Revenue                                         5,399,995             5,680,613
Cost of revenue                                (3,507,755)           (2,940,641)
-------------------------------------------------------------------------------
Gross profit                                    1,892,240             2,739,972
-------------------------------------------------------------------------------

Operating expenses
Sales and marketing                             1,417,596             1,486,692
Research and development                          788,323               586,237
General and administrative                      4,271,945             2,908,218
-------------------------------------------------------------------------------
                                                6,477,864             4,981,147
-------------------------------------------------------------------------------
Operating loss                                 (4,585,624)           (2,241,175)
Interest expense [note 19]                     (1,359,107)           (1,137,156)
-------------------------------------------------------------------------------
Net loss and comprehensive loss                (5,944,731)           (3,378,331)
===============================================================================

See accompanying notes

ProShot Golf, Inc.


                    STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                         [See note 1 - Going Concern]

                                                       Series AA convertible  Series BB convertible
                                    Common stock             preferred              preferred             Additional     Accumulated
                                 Shares      Amount      Shares     Amount      Shares     Amount       paid in capital     deficit
                                   #          US$          #         US $         #         US $             US $           US $
------------------------------------------------------------------------------------------------------------------------------------

Balance, January 1, 1999       14,358,527  12,257,048          --         --          --         --          351,884    (17,759,169)
Issuance of common stock and
 warrants for Pinmark
 acquisition [note 3]           2,060,240   2,163,252          --         --          --         --           84,708             --
Issuance of warrants in a
 connection with Series AA
 preferred stock [note 17]             --          --          --         --          --         --           41,469             --
Issuance of common stock in
 exchange for accounts
 payable [note 9]                  63,452      66,625          --         --          --         --               --             --
Issuance of Series AA
 preferred stock and
 warrants [note 18b]                   --          --   2,095,238  2,180,230          --         --           19,770             --
Net exercise of warrants to
 common stock [note 18d]           16,380       1,391          --         --          --         --           (1,391)            --
Exercise of warrants for
 common stock for cash [note
 18d]                              31,000      31,000          --         --          --         --               --             --
Settlement of note payable
 upon exercise of warrants
for common shares [note 12
 and note 18d]                     25,000      25,000          --         --          --         --               --             --
Issuance of compensatory
 stock options [note 18e]              --          --          --         --          --         --           30,750             --
Beneficial conversion
 feature [note 17]                     --          --          --         --          --         --           40,397        (40,397)
Beneficial conversion
 feature [note 18b]                    --          --          --         --          --         --           19,594        (19,594)
Net loss                               --          --          --         --          --         --               --     (3,378,331)
Dividends on Series AA
 preferred stock                       --          --          --         --          --         --               --       (258,791)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999     16,554,599  14,544,316   2,095,238  2,180,230          --         --          587,181    (21,456,282)
Issued in connection with
 purchase of patents [note 8]      95,238     100,000          --         --          --         --               --             --
Issuance of Series BB
 preferred stock and
 warrants [note 18c]                   --          --          --         --   3,847,115  3,820,637          260,367             --
Issuance of common stock in
 exchange for accounts
 payable [note 9]                  42,171      44,280          --         --          --         --               --             --
Net exercise of warrants to
 common stock [note 18d]           93,674      14,797          --         --          --         --          (14,797)            --
Issuance of compensatory
 stock options [note 18e]              --          --          --         --          --         --            4,000             --
Beneficial conversion
 feature [note 18c]                    --          --          --         --          --         --          207,588       (207,588)
Dividends on Series AA
 preferred stock                       --          --          --         --          --         --               --       (298,661)
Dividends on Series BB
 preferred stock                       --          --          --         --          --         --               --       (120,137)
Conversion of Series AA
 preferred stock dividends
to common stock [note 17]         381,792     400,881          --         --          --         --               --             --
Conversion of Series AA
 preferred stock dividends
to common stock [note 18b]        149,111     156,567          --         --          --         --               --             --
Conversion of Series BB
 preferred stock dividends
to common stock [note 18c]        114,416     120,137          --         --          --         --               --             --
Net loss                               --          --          --         --          --         --               --     (5,944,731)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000     17,431,001  15,380,978   2,095,238  2,180,230   3,847,115  3,820,637        1,044,339    (28,027,399)
===================================================================================================================================

See accompanying notes

ProShot Golf, Inc.


                           STATEMENTS OF CASH FLOWS
                         [See note 1 - Going Concern]

Year ended December 31

                                                                            2000         1999
                                                                            US $         US $
------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                                (5,944,731)   (3,378,331)
Adjustments for non-cash items:
 Stock based compensation                                                    4,000        30,750
 Loss on disposal of course equipment                                       93,224        72,705
 Loss on disposal of furniture and equipment                                 3,087        13,116
 Depreciation and amortization                                           1,270,278       703,295
 Amortization of discount on notes payable                                  43,732        43,626
 Bad debt expense                                                          508,779        84,890
 Warrant expense                                                            41,533            --
Changes in operating assets and liabilities:
 Accounts receivable                                                      (118,415)      250,248
 Net investment in leases                                                  336,019       (67,776)
 Inventories                                                             1,147,364        70,940
 Prepaid expenses                                                           17,108       (21,736)
 Deposits                                                                 (240,731)     (111,498)
 Other assets                                                             (276,026)       21,700
 Accounts payable and accrued liabilities                                  206,257       210,094
 Other long-term liabilities                                                20,458      (326,275)
------------------------------------------------------------------------------------------------
Net cash used in operating activities                                   (2,888,064)   (2,404,252)
------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of furniture and equipment                                       (190,761)     (403,796)
Purchase of course equipment                                            (1,456,485)   (2,255,111)
Proceeds from disposal of furniture and equipment                            5,000        16,147
Restricted cash                                                                 --       (25,000)
Purchase of patents                                                       (100,000)           --
------------------------------------------------------------------------------------------------
Net cash used in investing activities                                   (1,742,246)   (2,667,760)
------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Borrowing on promissory note                                               225,000            --
Borrowings on notes payable                                              1,150,000       535,500
Payments on lease contract obligations                                  (3,421,890)   (2,798,502)
Borrowings on lease contract obligations                                 3,309,586     3,495,901
Payments on bank loan                                                   (3,460,000)   (2,276,568)
Borrowings on bank loan                                                  4,041,000     1,652,500
Acquisition of PinMark                                                          --      (971,031)
Issuance of Series AA preferred stock and warrants                              --     3,665,000
Issuance of Series BB preferred stock and warrants                       2,889,471            --
Exercise of warrant for common stock                                            --        31,000
------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                4,733,167     3,333,800
------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                            102,857    (1,738,212)
Cash, beginning of year                                                    169,380     1,907,592
------------------------------------------------------------------------------------------------
Cash, end of year                                                          272,237       169,380
================================================================================================

Non-cash financing activities
Common stock issued in exchange for accounts payable                        44,280        66,625
Common stock issued upon conversion of notes payable                            --        25,000
Dividends accrued on Series AA preferred stock                             298,661       258,791
Dividends accrued on Series BB preferred stock                             120,137            --
Common stock and warrants issued for purchase of PinMark net assets             --     2,247,960
Common stock issued to purchase patents                                    100,000            --
Notes converted to Series AA preferred stock                                    --       535,500
Notes converted to Series BB preferred stock                             1,150,000            --
Cashless exercise of warrants                                               14,797         1,391
------------------------------------------------------------------------------------------------
                                                                         1,727,875     3,135,267
================================================================================================

Supplemental disclosures of cash flow information
Cash paid during the year for:
 Interest                                                                1,025,677       981,943
================================================================================================

See accompanying notes

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)


1. NATURE OF OPERATIONS AND GOING CONCERN

ProShot Golf, Inc. (the "Company") was incorporated in California on May 30, 1995, to manufacture, market, lease, and install an integrated Global Positioning Satellite (GPS) system that provides golfers with yardage readings and potential shot options from any location on a golf course. In addition, the Company's GPS system provides course managers with the exact location of golfers on the course, as well as direct, two-way communications with golfers. The Company is located in San Juan Capistrano, California and its revenues are earned primarily in the United States. The Company also earns revenue in Europe, Canada and Australia.

The accompanying financial statements have been prepared on a going-concern basis, which presumes that the Company will be able to continue to meet its obligations and realize its assets in the normal course of business.

As shown in the accompanying financial statements, the Company has a history of losses with an accumulated deficit of $28,027,399 at December 31, 2000 and, as of that date, a working capital deficiency of $4,954,384. In addition, the Company is in default under the terms and conditions of one of its promissory notes [see note 10]. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required.

On January 12, 2001, the Company was acquired by Inforetech Wireless Technology, Inc. ["Inforetech"][see note 23]. Inforetech's management have undertaken the following steps since they gained control:

   . In January 2001, Inforetech downsized the operations of its subsidiaries, Inforetech Wireless Technology 2000 Inc. and ProShot Golf, Inc., by reducing the workforce in both Companies by approximately 20%.

   . In February 2001, Inforetech received a $1.2 million loan bearing interest at LIBOR plus 1%. The interest is payable quarterly in arrears. The loan matures in February 2002 but can be extended in increments of one year for a fee of 2% of the principal amount outstanding. The loan is collateralized by the shares of an Inforetech stockholder. This cash is to be used as working capital for Inforetech's subsidiaries.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)


1. NATURE OF OPERATIONS AND GOING CONCERN (cont'd.)

Inforetech management's near term financing plans include:

   . Actively seeking, and negotiating with, potential joint venture partners in the Far East and Europe.

   . Negotiations with various intermediaries with respect to the refinancing of equipment leases held by third parties, and the introduction of a new leasing program for Inforetech subsidiaries' products.

   . The pursuit of opportunities for a private equity offering and/or debt financing. Inforetech's investment banking advisors have prepared a Confidential Information Memorandum in this respect.

The outcome of these efforts cannot be assured.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies used in the preparation of these financial statements are summarized below.

Foreign exchange

Transaction amounts denominated in foreign currencies (currencies other than U.S. dollars) are translated into U.S. dollars at exchange rates prevailing at the transaction dates. Carrying values of non-U.S. dollar monetary assets and liabilities are adjusted at each balance sheet date to reflect the U.S. exchange rate prevailing at that date. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each period end are included in earnings.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Financial instruments

The Company's financial instruments consist of accounts receivable, net investment in leases, deposits, promissory notes, bank indebtedness, notes payable and lease contract obligations. Unless otherwise stated the fair value of the financial instruments approximates their carrying value.

Credit risk

The Company extends credit to its customers in the normal course of business, performs ongoing credit evaluations of its customers, and maintains allowances for potential credit losses. Concentrations of credit risk with respect to trade accounts receivable and net investment in leases are limited due to the large number of entities comprising the Company's customer base.

Revenue recognition

The Company sells or leases their product through direct sales, sale-type leases and operating leases.

Revenues from the sale of equipment are recognized when the product has been installed and accepted by the customer and reasonable assurance exists regarding the measurement of the consideration received. Certain direct sale arrangements involve only a partial settlement at the time of product installation with the balance payable on a monthly basis over a five-year period from the date of installation. At the time of the initial sale and installation of the equipment, the portion of the total cost of the sale that relates to expected future revenues is deferred.

Revenue from sales-type leases is recognized at the inception of the lease. The inception of the lease is defined as the date on which the product has been installed and accepted by the customer. The Company records the gross contract receivable and unearned income at the inception of the lease. Unearned income is recognized as revenue over the term of the lease so as to approximate a level rate of return on the net investment.

Revenues from operating leases are recorded monthly over the term of the lease contract.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Warranty reserves and royalty expenses

For sales-type leases and equipment sales, reserves for estimated future warranty costs and royalty expenses are established, as required, at the time of sale based on the Company's historic experience. Warranty costs and royalty expenses for operating leases are recognized as incurred.

Restricted cash

Restricted cash consists of certificates of deposits of varying maturity dates bearing interest at rates of from 4.45% to 5.6% per annum. These deposits have been pledged as security for letters of credit and for the available credit limit on the Company's credit card.

Course equipment on lease

Lease contracts which do not meet the criteria for sales-type leases are accounted for as operating leases. Course equipment on lease is recorded at cost and depreciated on a straight-line basis over the lesser of the estimated useful life of the equipment or five years.

Inventories

Inventories are stated at the lower of cost or market, determined on an average cost basis, and consist of raw material parts and work-in-progress for installation of course equipment. When equipment is leased, the cost of leased equipment is expensed or transferred to course equipment on lease, under sales-type leases or operating leases, respectively. Work-in-progress consists of direct labor and costs of equipment. Inventories are recorded net of management's estimate for inventory obsolescence.

Furniture and equipment and patent

Furniture and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

  Production and test equipment                      2 - 5 years
  Furniture and fixtures                             4 - 6 years
  Office equipment                                   2 - 5 years
  Automobiles                                            2 years
  Leasehold improvements                              Lease term

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

The patent is recorded at cost and is being amortized over the remaining life of the patent (12.4 years).

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill

Goodwill represents the cost of an acquired business [see note 3] in excess of the net assets purchased and is amortized on a straight-line basis over 5 years from the date of acquisition. Goodwill is reported net of accumulated amortization. The Company evaluates goodwill for impairment whenever events or changes in circumstance indicate that the carrying value of the goodwill may not be recoverable based on expected undiscounted future net cash flows attributable to that business. The amount of any impairment, measured as the difference between the carrying value and the fair value of the impaired goodwill, is charged to operations in the period in which such determination is made.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Stock based compensation

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense for employees is based on the difference between the fair value of the Company's stock and the exercise price if any, on the date of the grant. The Company accounts for stock issued to non-employees at fair value in accordance with SFAS 123. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to non-employees.

Recent accounting pronouncements

SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. SFAS 133, as amended, requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. The Company has not yet determined the impact of SFAS 133.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)


3. PINMARK ACQUISITION AND SALE OF AA PREFERRED STOCK

On August 16, 1999, the Company entered into an asset purchase agreement with PinMark Corporation ["PinMark"] and purchased certain assets and assumed certain liabilities ["PinMark Acquisition"]. PinMark is a business that develops, manufactures, sells and leases golf course distance measurement equipment and systems. The acquisition was accounted for as a purchase.

The excess of the purchase price over the fair value of the assets and liabilities acquired of $2,892,927 has been recorded as goodwill and is being amortized on a straight-line basis over five years. Current year amortization is $578,585 [1999 - $216,969].



                                                                        $
--------------------------------------------------------------------------------

Fair value net assets and net liabilities acquired
Inventory                                                             93,136
Lease contract receivables                                           767,162
Course equipment on lease                                            274,935
Production and test equipment                                        122,635
Liabilities                                                         (152,696)
Lease contract obligations                                          (779,108)
--------------------------------------------------------------------------------
                                                                     326,064
--------------------------------------------------------------------------------

Consideration paid
Cash                                                                 765,594
Common stock issued (2,060,240 shares at $1.05 per share)          2,163,252
Warrants - fair value (1,122,219 warrants to purchase
 common stock at $1.05 per share)                                    84,708
Costs of acquisition                                                 205,437
--------------------------------------------------------------------------------
                                                                   3,218,991
--------------------------------------------------------------------------------
Goodwill                                                           2,892,927
================================================================================



Concurrent with the PinMark Acquisition, the Company issued 2,095,238 shares of Series AA preferred stock at $1.05 per share along with 261,905 warrants to purchase common stock at an exercise price of $1.05 to Fayez Sarofim & Co. for aggregate cash consideration of approximately $2,200,000. Fayez Sarofim & Co. was part of the ownership group of PinMark [note 18b].

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)



4. INVENTORIES

                                                        2000        1999
                                                          $           $
--------------------------------------------------------------------------------

Raw material parts                                    1,101,990   1,175,299
Work-in-progress course installations                   411,232     181,383
--------------------------------------------------------------------------------
                                                      1,513,222   1,356,682
================================================================================

5. NET INVESTMENT IN LEASES

The Company's leasing operations consist principally of leasing GPS-based systems to golf courses. The Company classifies these leases as either operating or sales-type leases based on the lease terms. The leases generally have terms of four to five years. The net investment in leases are typically collateralized by a security interest in the underlying assets.

Net investment in leases relating to sales-type leases consists of the following:


                                                       2000            1999
                                                         $               $
--------------------------------------------------------------------------------
Total minimum lease payments to be received         7,891,250     8,677,682
Less: executory costs                                (797,888)   (1,013,120)
Less: unearned income                              (1,318,701)   (1,360,733)
Less: allowance for doubtful accounts                (434,946)     (326,317)
--------------------------------------------------------------------------------
                                                    5,339,715     5,977,512
Less: current portion                              (1,783,618)   (1,898,650)
--------------------------------------------------------------------------------
                                                    3,556,097     4,078,862
================================================================================

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                (in United States dollars)


5. NET INVESTMENT IN LEASES (cont'd.)

At December 31, 2000, future minimum lease receipts under sales type leases are as follows:

                                                             $
---------------------------------------------------------------------------
2001                                                      2,988,454
2002                                                      2,001,359
2003                                                      1,452,389
2004                                                        986,998
2005                                                        376,416
Thereafter                                                   85,634
---------------------------------------------------------------------------
                                                          7,891,250
===========================================================================



Included in revenue is $769,773 [1999 - $715,054] of interest income from sales-type leases. The sales-type leases are financed by the lease contract obligations.


6. COURSE EQUIPMENT ON LEASE

                                                    2000         1999
                                                     $            $
-----------------------------------------------------------------------------
Cost                                             2,003,196    2,279,774
Accumulated depreciation                          (457,971)    (335,051)
-----------------------------------------------------------------------------
                                                 1,545,225    1,944,723
=============================================================================


Depreciation expense related to course equipment on lease during 2000 was $458,855 [1999 - $326,452].

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)




7. FURNITURE AND EQUIPMENT

                                                             2000        1999
                                                               $           $
--------------------------------------------------------------------------------

Production and test equipment                               441,634     358,692
Furniture and fixtures                                       93,788      93,788
Office equipment                                            298,219     227,244
Automobiles                                                      --       4,829
Leasehold improvements                                       12,575       9,605
--------------------------------------------------------------------------------
                                                            846,216     694,158
Less: accumulated depreciation and amortization            (421,530)   (228,970)
--------------------------------------------------------------------------------
                                                            424,686     465,188
================================================================================

Depreciation expense related to furniture and equipment during 2000 was $198,175 [1999 - $97,847].


8. PATENT
                                                             2000         1999
                                                               $            $
--------------------------------------------------------------------------------

Cost                                                        200,000        --
Accumulated depreciation                                    (16,107)       --
--------------------------------------------------------------------------------
                                                            183,893        --
================================================================================

In January 2000, the Company purchased accelerometer-based golf distancing apparatus patents for 95,238 common shares with a fair value of $100,000, plus $100,000 cash.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)



9. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                        2000        1999
                                                          $           $
----------------------------------------------------------------------------
Trade accounts payable                                 559,714     688,735
Other accounts payable                                  31,173      22,007
Accrued liabilities                                    308,843     355,929
Accrued interest on notes payable                      137,070      40,732
Accrued warranty                                       413,730     289,901
Accrued dividends on preferred stock                        --     258,791
Accrued wages and vacation                             560,151     451,397
----------------------------------------------------------------------------
                                                     2,010,681   2,107,492
============================================================================

During 2000, the Company issued 42,171 shares [1999 - 63,452] to settle accounts payable of $44,280 [1999 - $66,625] based on the fair market value of the shares.


10. PROMISSORY NOTE

On December 15, 2000, the Company received a $225,000 cash loan, in conjunction with a promissory note in favor of certain of the Company's principal stockholders (the "note holders"). The note provides for interest at 10.5% per annum. The loan is collateralized by Company equipment at certain customer golf courses (the "collateral courses") and leases in respect of contracts with collateral courses which are not otherwise subject to claim [see note 11]. Under the terms of the note, 100% of any proceeds from the leases with collateral courses and 75% of any proceeds from the financing of these contracts by financial institutions will, upon their receipt, be immediately applied against the promissory note balance and remitted to the note holders. Any principal and accrued interest balance remaining at September 12, 2001 shall be remitted in full to the note holders.

As of March 23, 2001, the Company has not remitted, in accordance with the terms of the note, certain payments received from the collateral courses. The Company's failure to remit the course payments constitutes a default under the note.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)



11. LEASE CONTRACT OBLIGATIONS


                                                    2000          1999
                                                      $             $
---------------------------------------------------------------------------

Lease contract obligations                       6,707,673     6,819,977
Less: current portion                           (2,645,369)   (2,667,063)
---------------------------------------------------------------------------
                                                 4,062,304     4,152,914
===========================================================================

Lease contract obligations are due to various financial institutions, and bear interest at various fixed rates ranging from 9.0% to 17.0%. The obligations are collateralized by specific course equipment on lease, net investment in leases, and letters of credit in the amount of $1,572,000, of which $1,497,000 are personally guaranteed by certain stockholders of the Company.

From November 2000, certain new lease contract obligations have been guaranteed (the "new guarantees") by certain stockholders of the Company. With the exception of a fixed guarantee of $300,000 to a financial institution, the new guarantees are for outstanding loan balances on specific leases. At December 31, 2000 the aggregate balance of the outstanding loans collateralized by new guarantees was $944,312.

The lease contract obligations mature on various dates through March 2006. Future minimum payments for lease contracts obligations as of December 31, 2000, are as follows:


                                                                  $
-------------------------------------------------------------------------

2001                                                          2,645,369
2002                                                          1,824,081
2003                                                          1,274,569
2004                                                            719,428
2005                                                            206,539
2006                                                             37,687
-------------------------------------------------------------------------
                                                              6,707,673
=========================================================================

Some of the financial institutions holdback a percentage of the funds provided under the lease obligations. At December 31, 2000, the total amount of deposits was $491,789 [December 31, 1999 - $251,058]. These amounts are non-interest bearing and have no fixed repayment terms. Accordingly, management cannot estimate the fair value of the deposits.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)




12. NOTES PAYABLE

                                                                                    2000       1999
                                                                                      $          $
-------------------------------------------------------------------------------------------------------
Notes payable to a stockholder and vendor, net of discount of $7,480 [1999 -
$15,432], bearing interest at 6% (effective rate at 10%), collateralized by a bank standby letter of credit. Principal and interest payable in total on
December 11, 2001, or upon a liquidity event (as defined below).                   250,520    242,568

Subordinated, unsecured note payable to a stockholder bearing interest at 12%.
Interest-only payments made monthly through December 2001 at which time all principal and unpaid interest is due, or upon a liquidity event (as defined below). In 1999, $25,000 of the note was utilized to exercise 25,000 outstanding
warrants into common shares [note 18d].                                            295,000    295,000

Subordinated, convertible unsecured note payable to a professional corporation whose partner was a member of the Board of Directors for part of 1999, net of discount of $98,052 [1999 - $133,832], bearing interest at 6% (effective rate at
10%). Principal and interest payable in total on January 26, 2004, or upon a liquidity event (as defined below). Convertible into common stock at the option
of the holder at $1.05 per share.                                                1,240,270  1,204,490

Less: current portion                                                             (545,520)        --
-------------------------------------------------------------------------------------------------------
                                                                                 1,240,270  1,742,058
=======================================================================================================

A liquidity event is defined as any merger or consolidation of the Company in which the beneficial owners of the Company's capital stock immediately prior to such transaction hold less than a majority of voting power in the surviving entity, a sale of substantially all assets of the Company, or the dissolution, liquidation or winding up of the Company.

As the Company was sold on January 12, 2001 [see note 22] a liquidity event has occurred. All of the note holders waived their right to redemption with respect of this liquidity event and the maturity dates noted above remained unchanged.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)




13. BANK LOAN

The Company has entered into a revolving line of credit agreement with a bank which provides borrowings of up to $3,750,000. As of December 31, 2000, $3,524,729 [December 31, 1999, $2,943,729] is outstanding under this facility. The revolving line of credit is collateralized by substantially all of the Company's assets, other than lease contract receivables, which secure lease contract obligations, and is guaranteed by certain stockholders of the Company. The revolving line of credit bears interest at prime rate (9.5% at December 31, 2000; 8.5% at December 31, 1999) plus 1% and expires on May 30, 2001. The weighted average interest rate during the year was 10.4% (1999 - 9.0%).


14. OTHER LONG-TERM LIABILITIES

                                                     2000      1999
                                                       $         $
-----------------------------------------------------------------------

Accrued warranty                                     88,599   117,400
Accrued interest on notes payable                   181,059   116,867
Other long-term liabilities                          25,193    40,126
-----------------------------------------------------------------------
                                                    294,851   274,393
=======================================================================


15. COMMITMENTS

Operating leases

The Company occupied an office facility under a month-to-month operating lease that expired in September 1999. The Company entered into a new office facility lease commencing in September 1999, and expiring in September 2003. The lease provides for monthly rental payments of $6,000 over the term of the lease. Rent expense was $66,350 for the year ended December 31, 2000, [1999 - $118,232].

Future minimum rent payments as of December 31, 2000, are as follows:

                                                                 $
-----------------------------------------------------------------------

2001                                                           72,000
2002                                                           72,000
2003                                                           56,000
-----------------------------------------------------------------------
                                                              200,000
=======================================================================

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)




16. INCOME TAX

The Company files a United States federal tax return and California and other state income tax returns, as required by state laws. The major reconciling items between computed "expected" tax benefit are state taxes, net of federal income tax benefit and the change in the valuation allowance.

The tax effects of temporary differences used in determining the Company's deferred tax assets and liabilities at December 31, 2000, are presented below:

                                                    2000         1999
                                                      $            $
-------------------------------------------------------------------------

Deferred tax assets:
 Bad debt allowance                                255,715      168,851
 Accrued vacation                                   31,012       22,107
 Expenses from sales-type leases                   973,515    1,134,952
 Discounted notes payable                               --       45,258
 Depreciation and amortization                     112,936       66,007
 Other accrued expenses                            552,772      344,654
 Net operating losses                           10,122,399    8,325,120
 Other                                             351,997      163,442
-------------------------------------------------------------------------
Total deferred assets                           12,400,346   10,270,391
Less: valuation allowance                       (9,804,948)  (7,552,367)

Deferred tax liabilities:
 Income from sales-type leases                  (2,421,736)  (2,718,024)
 Other assets                                     (131,624)          --
 Discounted notes payable                          (42,038)          --
-------------------------------------------------------------------------
Net deferred tax asset/liability                        --           --
=========================================================================

The valuation allowance was increased by $2,252,581 during 2000 [1999 - $1,265,899].

As of December 31, 2000, the Company has a net operating loss (NOL) carryforward for federal tax purposes of $25,823,878, which will expire in the years 2010 through 2020, and an NOL carryforward for California purposes of $5,059,896, which will expire in the years 2001 through 2005.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)




16. INCOME TAX (cont'd.)

Pursuant to Section 382 of the Internal Revenue Code, use of the Company's net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period. Ownership changes could impact the Company's ability to utilize net operating losses and credit carryforwards remaining at the ownership change date. The limitation will be determined by the fair market value of common stock outstanding prior to the ownership change, multiplied by the applicable federal rate.


17. SERIES AA REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Series AA convertible preferred stock activity for the Company is as follows:

                                 AA preferred stock           Warrants            Total
                                    #          $             #         $            $
-------------------------------------------------------------------------------------------

Balance, December 31, 1998      1,904,762   2,000,000          --        --     2,000,000
March 15, 1999                  1,395,238   1,423,531     500,000    41,469     1,465,000
August 17, 1999                   510,000     535,500          --        --       535,500
-------------------------------------------------------------------------------------------
Balance, December 31, 1999      3,810,000   3,959,031     500,000    41,469     4,000,500
Expiration of warrants                 --          --    (500,000)       --            --
-------------------------------------------------------------------------------------------
Balance, December 31, 2000      3,810,000   3,959,031          --    41,469     4,000,500
===========================================================================================

The Company has received cash investments totaling $4,000,500 from a strategic partner since December 23, 1998 in exchange for Series AA preferred stock and warrants to purchase common stock. In December 1998 the Company received $2,000,000 in cash upon issuance of 1,904,762 shares. In March 1999, the Company received another $1,465,000 upon issuance of 1,395,238 shares and 500,000 warrants. Additionally, during March 1999, in connection with the agreement with the strategic partner, the Company received a further $535,500 in exchange for a convertible promissory note. Pursuant to its original terms, the promissory note was converted into 510,000 shares of Series AA preferred stock during August 1999.

The proceeds raised during March 1999 have been allocated to the preferred stock and warrants based on their relative fair value at the date of issuance, with the value allocated to the warrants presented as additional paid in capital. The Company has recorded a beneficial conversion feature of $40,397 calculated on the effective conversion price of the preferred stock to common stock based on the proceeds allocated to the preferred stock.

The warrants were exercisable at $1.05 and expired on December 31, 2000.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)




17. SERIES AA REDEEMABLE CONVERTIBLE PREFERRED STOCK (cont'd.)

The rights and privileges of the Series AA preferred stockholders are as follows:

 .  Annual cumulative dividends at the rate of $.063 per share

 .  A liquidation preference of $1.05 per share

 . Conversion rights which allow for the immediate conversion of the Series AA preferred stock by dividing the aggregate amount paid for the Series AA preferred stock by the fair market value of the common stock at the time of conversion

 . Each share of Series AA preferred stock is entitled to one vote equivalent to a common share as well as representation on the Board of Directors.

 . Mandatory redemption at the option of the holder no later than March 31, 2004, at $1.05 per share if the Company' net worth is in excess of $5,200,000 or if the Company has a cash balance which would allow for repayment of the amount of preferred stock outstanding. As the mandatory redemption criteria are outside of the control of the Company, the redeemable Series AA preferred stock has been classified as mezzanine equity.

On December 29, 2000, the Series AA preferred stockholders converted the $400,881 in dividends that had accrued on the stock from inception into 381,792 shares of common stock of the Company.

On January 12, 2001, all of the redeemable Series AA preferred stock was converted into common stock of the Company [see note 22].

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)




18. SHARE CAPITAL

[a] On May 17, 1999, pursuant to the amended and restated Articles of Incorporation, the Company is authorized to issue 50,000,000 shares of common stock and 5,905,238 shares of Series AA preferred stock. On May 19, 2000, the Company authorized the issuance of 5,714,286 shares of Series BB Convertible Preferred Stock.

[b] The Series AA convertible preferred stock activity for the Company is as follows:

                                 AA preferred stock           Warrants           Total
                                    #          $            #          $           $
------------------------------------------------------------------------------------------

Balance, December 31, 1998             --          --         --         --           --
August 16, 1999                 2,095,238   2,180,230    261,905     19,770    2,200,000
------------------------------------------------------------------------------------------
Balance, December 31, 1999      2,095,238   2,180,230    261,905     19,770    2,200,000
Expiration of warrants                 --          --   (261,905)        --           --
------------------------------------------------------------------------------------------
Balance, December 31, 2000      2,095,238   2,180,230         --     19,770    2,200,000
==========================================================================================

     The Company issued 2,095,238 shares and 261,905 warrants to purchase common stock concurrent with the PinMark Acquisition [see note 3]. The rights and privileges of the Series AA preferred stockholders are identical to those in note 17 except that there is no mandatory redemption criteria. Therefore, as there are no mandatory redemption requirements, these Series AA preferred stocks have been classified as equity.

     The proceeds raised have been allocated to the preferred stock and warrants based on their relative fair value at the date of issuance, with the value attributable to the warrants presented as additional paid in capital. The Company has recorded a beneficial conversion feature of $19,594 calculated on the effective conversion price of the preferred stock to common stock based on the proceeds allocated to the preferred stock.

     The warrants were exercisable at $1.05 and expired on December 31, 2000.

     On December 29, 2000, the Series AA preferred stockholders converted the $156,567 dividends that had accrued on the stock from its inception into 149,111 common shares of the Company.

     On January 12, 2001, all of the Series AA preferred stock was converted into common stock of the Company [see note 22].

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS



December 31, 2000                                    (in United States dollars)




18. SHARE CAPITAL (cont'd.)

[c] The Series BB convertible preferred stock activity for the Company is as follows:

                                  BB preferred stock           Warrants           Total
                                     #           $           #          $           $
-------------------------------------------------------------------------------------------

  Balance, December 31, 1999            --          --          --        --           --
  May 23, 2000                   3,847,115   3,820,637   1,373,184   260,367    4,039,471
-------------------------------------------------------------------------------------------
  Balance, December 31, 2000     3,847,115   3,820,637   1,373,184   260,367    4,039,471
===========================================================================================

    The rights and privileges of the Series BB preferred stockholders are as follows:

       .  Annual cumulative dividends at the rate of $.077 per share
       .  A liquidation preference of $1.05 per share
       .  Series BB rank in preference over Series AA;
       . Conversion rights which allow for the immediate conversion of the Series BB preferred stock by dividing the aggregate amount paid for the Series BB preferred stock by the fair market value of the common stock at the time of conversion.
       . Each share of Series BB preferred stock is entitled to one vote equivalent to a common share as well as representation on the Board of Directors.

    During 2000, $1,150,000 of short-term notes were advanced to the Company by a strategic partner in anticipation of the closing of the agreement for the purchase of the Series BB preferred stock. The terms of the short term notes included 219,048 warrants exercisable at $1.05. On May 23, 2000, the Company issued 3,847,115 shares of Series BB stock with 1,373,184 warrants (exercisable at $1.05) attached thereto for $2,889,471 in cash and the conversion of $1,150,000 of short-term notes. The proceeds raised were allocated to the preferred stock and warrants based on their relative fair values at the date of issuance, with the value attributable to the warrants presented as additional paid in capital. The fair value attributable to the warrants to the short-term notes was treated as interest expense in the amount of $41,533. The Company has recorded a beneficial conversion feature of $207,588 calculated on the effective conversion price of the preferred stock to common stock based on the proceeds allocated to the preferred stock.

    All of the warrants were converted into Inforetech warrants on January 12, 2001 [see note 22] and expire on May 23, 2003.

    On December 29, 2000, the Series BB preferred stockholders converted the $120,137 in dividends that had accrued on the stock from inception into 114,416 shares of common stock of the Company.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS


December 31, 2000
                                                      (in United States dollars)



18. SHARE CAPITAL (cont'd.)

     On January 12, 2001, all of the Series BB preferred stock was converted into common stock of the Company [see note 22].

[d]  Warrants

     The Company's warrant activity is as follows:

                                                                   Weighted-
                                                                    average
                                                       Exercise     exercise
                                     Warrants           price        price
                                         #                $            $
     ---------------------------------------------------------------------------
     Balance, December 31, 1998      2,479,887                       1.00
     Granted                         1,884,124           1.05        1.05
     Exercised                         (72,380)          1.00        1.00
     Forfeited                        (332,620)          1.00        1.00
     ---------------------------------------------------------------------------
     Balance December 31, 1999       3,959,011                       1.02
     Granted                         7,622,784           1.05        1.05
     Exercised                         (93,674)          1.00        1.00
     Forfeited                      (1,873,460)          1.00        1.00
     Expired                        (1,991,877)   1.00 - 1.05        1.05
     ---------------------------------------------------------------------------
     Balance December 31, 2000       7,622,784           1.05        1.05
     ===========================================================================

     During 1999, the Company issued 500,000 warrants in connection with the issuance of 1,395,238 shares of Series AA preferred stock [see note 17], 1,122,219 warrants in connection with the Pinmark Acquisition [see note 3], and 261,905 warrants in connection with the issuance of 2,095,238 shares of Series AA preferred stock [see note 18b]. The Company issued all of these warrants with an exercise price of $1.05. These warrants expired on December 31, 2000.

     During 2000, the Company issued 1,373,184 warrants in connection with the issuance of 3,847,115 shares of Series BB preferred stock and short-term notes [see note 18c].

     On July 31, 2000, the Company entered into an exclusive provider agreement with American Golf Corporation (AGC). The agreement is for a five-year term. Included in the agreement were warrants to purchase 6,249,600 shares of common stock at $1.05 per share. The warrants vest at a rate of 41,664 warrants for each course installed. At December 31, 2000, no warrants under the AGC agreement had vested.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS


December 31, 2000
                                                      (in United States dollars)



18. SHARE CAPITAL (cont'd.)

     On January 12, 2001, pursuant to the Acquisition Agreement [note 22] with Inforetech Wireless Technology, Inc. ["Inforetech"] all warrants under the agreement with AGC were cancelled with the understanding that Inforetech will issue a new package of warrants to purchase Inforetech common stock. As at March 23, 2001 the terms of the new warrants attached to the agreement with AGC were not finalized.

     Each of the warrant agreements contain a "net exercise" clause which allows the holders to exercise warrants into common shares based on the market price of the Company's stock at the date of exercise. During 2000, 93,674 warrants were exercised by forfeiting 1,873,460 warrants. During 1999, 16,380 were exercised by forfeiting 332,620 warrants. Also during 1999, 25,000 warrants were exercised via a partial settlement of a note payable [see note 12] and 31,000 warrants were exercised for cash.

[e]  Stock options

     On December 14, 1995, the Company adopted a stock option plan (the Plan) pursuant to which the Company's Board of Directors may grant options to officers and key employees. The Plan authorizes grants of options to purchase up to 4,000,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. Stock options have a contractual life between two and one-half to ten years. The vesting schedule for stock options varies with the individual grant and ranges from immediate vesting to four years. The majority of the stock options granted to employees vest on a pro rata basis and become fully exercisable four years from the date of grant. At December 31, 2000, there were 295,000 [1999 - 1,387,386]
     shares available for grant under the Plan. A further 180,952 options have been issued outside of the Plan to consultants.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS


December 31, 2000
                                                      (in United States dollars)



18. SHARE CAPITAL (cont'd.)

     Stock option activity during the years indicated is as follows:

                                                                                                                    Weighted-
                                                                                                 Price of            average
                                                                              Options             option             exercise
                                                                            outstanding           grants              price
                                                                                 #                   $                  $
     ----------------------------------------------------------------------------------------------------------------------------
     Balance, December 31, 1998                                               2,744,014                                0.99
     Granted                                                                    130,938          .25 - 1.05             .82
     Expired                                                                   (106,386)        1.00 - 2.50            1.23
     ----------------------------------------------------------------------------------------------------------------------------
     Balance, December 31, 1999                                               2,768,566                                 .98
     Granted                                                                  1,302,000                1.05            1.05
     Expired                                                                   (209,614)               1.00            1.00
     ----------------------------------------------------------------------------------------------------------------------------
     Balance, December 31, 2000                                               3,860,952                                1.00
     ============================================================================================================================

     The following table summarizes information concerning outstanding and exercisable options:

                                                              Weighted-          Weighted-                          Weighted-
    Range of                                                   average            average                            average
    exercise                             Number               remaining          exercise             Number         exercise
    prices                             outstanding           contractual           price            exercisable       price
      $                                     #                   life                 $                   #              $
---------------------------------------------------------------------------------------------------------------------------------
     0.25                                 155,952               0.76               0.25             155,592            0.25
     1.00                               2,257,000               7.31               1.00           1,723,158            1.00
     1.05                               1,394,500               8.56               1.05             962,522            1.05
     1.67 - 2.50                           53,500               0.71               1.84              53,500            1.84
---------------------------------------------------------------------------------------------------------------------------------
                                        3,860,952               7.40               1.00           2,895,132            0.99
=================================================================================================================================

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS


December 31, 2000
                                                      (in United States dollars)



18. SHARE CAPITAL (cont'd.)

     Accounting for stock based compensation

     During 1999, the Company's option grants included 38,437 stock options issued to consultants for services at $0.25 per option, resulting in general and administrative expense recorded in the financial statements of $30,750 in accordance with SFAS 123. The remainder of the options issued in 1999 were issued to employees and directors at $1.05 per option and in accordance with APB 25, no compensation expense was required to be recorded.

     During 2000, the Company's option grants included 25,000 stock options issued to a consultant for services at $1.05 per option, resulting in sales and marketing expenses recorded in the financial statements of $4,000 in accordance with SFAS 123. The remainder of options issued in 2000 were issued to employees and directors at $1.05 per option and in accordance with APB 25, no compensation expense was required to be recorded.

     The Company has adopted the disclosure-only provisions of SFAS 123, Accounting for "Stock-Based Compensation" for stock based awards to employees and directors. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards in 2000 and 1999 consistent with the provisions of SFAS No. 123, the Company's loss would have been increased to the pro forma amounts indicated below:

                                                          2000          1999
                                                           $             $
     ---------------------------------------------------------------------------
     Net loss as reported                             (5,940,731)   (3,378,331)
     Pro forma net loss under FAS 123                 (6,396,815)   (3,640,262)
     ===========================================================================

     The fair value of option grants is estimated on the date of grant using the Black-Scholes option pricing model discounted for lack of liquidity with the following weighted-average assumptions:

                                                         2000         1999
     ---------------------------------------------------------------------------
     Dividend yield                                         0%           0%
     Expected volatility                                 0.01%        0.01%
     Risk-free interest rate                             6.01%        5.48%
     Expected lives                                      9.69 years   9.81 years
     ===========================================================================

     The weighted average fair value per share of stock options granted during fiscal 2000 is $0.45 [1999 - $0.40].

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS


December 31, 2000
                                                      (in United States dollars)


19. INTEREST EXPENSE


                                                            2000        1999
                                                              $           $
--------------------------------------------------------------------------------
Interest on lease contract obligations                     748,322     618,501
Interest on notes payable [note 12]                        244,250     176,878
Interest on line of credit                                 305,230     285,539
Other                                                       61,305      56,238
--------------------------------------------------------------------------------
                                                         1,359,107   1,137,156
================================================================================


20. RELATED PARTY TRANSACTIONS

The Company entered into a variety of transactions with certain stockholders and members of the Board of Directors, which are summarized in notes 10, 11, 12 and 19 and as follows:

                                                                         2000        1999
                                                                           $           $
--------------------------------------------------------------------------------------------
Outstanding net investment in leases on sales-type leases with golf
courses owned by stockholders                                         455,495     381,416

Revenue on sales-type leases with golf courses owned by stockholders  183,921     199,250

Revenues recorded from a strategic partner who is a Board member and
preferred stockholder                                                 146,042   1,098,318

Inventory and other purchases from an entity which is a Board member
and stockholder                                                        50,240     379,991

Inventory and other purchases from a vendor who is a stockholder       98,525   1,442,421
============================================================================================

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS


December 31, 2000
                                                      (in United States dollars)



21. CRITICAL SUPPLIERS

The Company's electronic equipment products include circuit boards, liquid crystal displays and radios that must meet certain quality standards. The Company currently buys these components under short-term supply arrangements with one supplier for each component. Although there are a limited number of manufacturers of these components, management believes that other suppliers could adapt to provide similar components on comparable terms. The time required to locate and qualify other suppliers, however, could cause a delay in manufacturing that may be financially disruptive to the Company.


22. SALE OF THE COMPANY TO INFORETECH WIRELESS TECHNOLOGY INC.

On November 7, 2000, the Company's stockholders signed a definitive agreement to sell the Company to Inforetech Wireless Technology, Inc. ["Inforetech"]. Inforetech is a Nevada corporation which trades on the Over-the-Counter Bulletin Board. On January 12, 2001 [the "Closing Date"], the transaction was consummated and Inforetech acquired all of the outstanding capital stock of the Company. Immediately prior to the share exchange, all Series AA and Series BB preferred stocks were converted, on a one-for-one basis, to common stock of the Company such that immediately prior to the share exchange, the Company's outstanding share capital was entirely common stock aggregating 27,183,354 shares. The outstanding share capital was determined by combining the following classes of stock: 3,810,000 Series AA redeemable preferred stock, 2,095,238 Series AA preferred stock, 3,847,115 Series BB preferred stock and 17,431,001 common stock. In consideration of this common stock, the Company's stockholders received an aggregate of 4,500,000 shares of Class A Common Stock of Inforetech. Out of the 4,500,000 shares, 765,000 were placed in escrow in connection with the indemnification obligations of the Company under the acquisition agreement.

Inforetech and the Company shall use their best efforts to cause the release of all stockholder guarantees on various Company borrowing and debt arrangements ["Stockholder Guarantees"]. A further 960,000 Class A Common Shares of Inforetech have been placed in escrow [the "Guarantee Escrow Shares"] for the benefit of certain of the Company's stockholders who provided the Stockholder Guarantees. Commencing 90 days following the Closing Date, if the Stockholder Guarantees have not been released in full, one twelfth of the Guarantee Escrow Shares are to be released from escrow each month until the Stockholder Guarantees have been released in full. In the event that any call is made on any of the Stockholder Guarantees after the Closing Date as a result of a default of the underlying obligations, all of the Guarantee Escrow Shares are to be immediately released from escrow for the benefit of the guarantors. If none of the Stockholder Guarantees are called, the Guarantee Escrow Shares shall be distributed to all of the Company's stockholders, on a pro rata basis, to their ProShot stock holdings immediately prior to the Closing Date of the transaction.

ProShot Golf, Inc.


                         NOTES TO FINANCIAL STATEMENTS


December 31, 2000
                                                      (in United States dollars)




22. SALE OF THE COMPANY TO INFORETECH WIRELESS TECHNOLOGY INC. (cont'd.)

With the exception of warrants held by American Golf Corporation [see note 18d], all options and warrants to purchase Company stocks were converted, on the Closing Date, into options and warrants to purchase common shares of Inforetech. Under the agreement the options and warrants were converted in the same ratio as the number of shares received by the Company's stockholders in relation to the number of shares conceded, that is 0.1655424 (4,500,000 divided by 27,183,354). The same conversion ratio was applied to the exercise prices of the converted options and warrants. For example, 1,000 options to purchase shares in the Company at $1 per share would be converted to an option to purchase 166 shares in Inforetech at $6.04 per share. Converted options and warrants retained all other original characteristics.

Pro Forma Consolidated Financial Statements


Inforetech Wireless Technology Inc.
Unaudited
As at and for the year ended December 31, 2000

Inforetech Wireless Technology Inc.


                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (Unaudited)

As at December 31, 2000                              (expressed in U.S. dollars)


                                                      Historical    Historical      Pro forma               Pro forma
                                                      Inforetech      ProShot       adjustments            consolidated
                                                           $              $              $         Note         $
-----------------------------------------------------------------------------------------------------------------------
ASSETS
Current
Cash                                                         530        272,237                                 272,767
Current portion of lease contract receivables                 --      1,783,618                               1,783,618
Accounts receivable                                       66,477        280,195                                 346,672
Inventories                                               44,998      1,513,222                               1,558,220
Other assets                                              74,293        147,643                                 221,936
-----------------------------------------------------------------------------------------------------------------------
Total current assets                                     186,298      3,996,915                               4,183,213
-----------------------------------------------------------------------------------------------------------------------
Deferred acquisition costs                               677,859             --      (677,859)  4[a]                 --
Lease contract receivables                                    --      3,556,097                               3,556,097
Course equipment on lease                                     --      1,545,225                               1,545,225
Capital assets                                           304,574        424,686                                 729,260
Other assets, net                                             --      1,286,244                               1,286,244
Goodwill, net                                                 --      2,097,373    (2,097,373)  4[b]                 --
                                                                                   10,200,416   4[c]         10,200,416
-----------------------------------------------------------------------------------------------------------------------
                                                       1,168,731     12,906,540                              21,500,455
=======================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current
Bank indebtedness                                         77,910      3,524,729                               3,602,639
Accounts payable and accrued liabilities               2,315,743      2,010,681                               4,326,424
Current portion of lease contract obligations              5,877      2,645,369                               2,651,246
Other current debt and liabilities                     1,166,313        770,520        48,000   4[d]          1,984,833
-----------------------------------------------------------------------------------------------------------------------
Total current liabilities                              3,565,843      8,951,299                              12,565,142
-----------------------------------------------------------------------------------------------------------------------
Lease contract obligations                                24,970      4,062,304                               4,087,274
Long-term debt and other liabilities                   1,008,733      1,535,121                               2,543,854
-----------------------------------------------------------------------------------------------------------------------
Total liabilities                                      4,599,546     14,548,724                              19,196,270
-----------------------------------------------------------------------------------------------------------------------

Redeemable convertible preferred stock                        --      3,959,031    (3,959,031)  4[e]                 --
Stockholders' equity (deficiency)
Convertible preferred stock                                   --      6,000,867    (6,000,867)  4[e]                 --
Common stock                                          10,023,606     16,425,317   (16,425,317)  4[e]
                                                                                    5,460,000   4[e]
                                                                                      275,000   4[e]         15,758,606
Accumulated deficit                                  (13,454,421)   (28,027,399)   28,027,399               (13,454,421)
-----------------------------------------------------------------------------------------------------------------------
Total stockholders' equity (deficiency)               (3,430,815)    (5,601,215)                              2,304,185
-----------------------------------------------------------------------------------------------------------------------
                                                       1,168,731     12,906,540                              21,500,455
=======================================================================================================================

See accompanying notes

Inforetech Wireless Technology Inc.


        PRO FORMA CONSOLIDATED STATEMENT OF LOSS AND COMPREHENSIVE LOSS
                                  (Unaudited)

For the year ended December 31, 2000                 (expressed in U.S. dollars)


                                                Historical      Historical    Pro forma              Pro forma
                                                Inforetech       ProShot     adjustments            consolidated
                                                    $              $             $           Note        $
----------------------------------------------------------------------------------------------------------------
Revenue                                                 --     5,399,995                               5,399,995
Cost of revenue                                         --     3,507,755                               3,507,755
----------------------------------------------------------------------------------------------------------------
Gross income                                            --     1,892,240                               1,892,240
----------------------------------------------------------------------------------------------------------------

Operating expenses
Sales and marketing                                596,060     1,417,596                               2,013,656
Research and development                         3,214,497       788,323                               4,002,820
General and administrative                       2,269,770     3,693,360                               5,963,130
Amortization of goodwill                                --       578,585      (578,585)       4[f]            --
                                                                             1,700,069        4[g]     1,700,069
----------------------------------------------------------------------------------------------------------------
                                                 6,080,327     6,477,864                              13,679,675
----------------------------------------------------------------------------------------------------------------
Operating loss                                  (6,080,327)   (4,585,624)                            (11,787,435)
Finance expense                                  1,447,920            --                               1,447,920
Interest expense                                    97,732     1,359,107                               1,456,839
Interest income                                    (14,656)           --                                 (14,656)
----------------------------------------------------------------------------------------------------------------
Net loss before extraordinary items             (7,611,323)   (5,944,731)                            (14,677,538)
Extraordinary loss on extinguishment of debt       427,869            --                                 427,869

----------------------------------------------------------------------------------------------------------------
Net loss and comprehensive loss                 (8,039,192)   (5,944,731)                            (15,105,407)
================================================================================================================

Loss per common share before extraordinary
     items - basic and fully diluted                 (0.74)                                   4[h]         (0.93)
================================================================================================================

Loss per common share after extraordinary
     items - basic and fully diluted                 (0.78)                                   4[h]         (0.96)
================================================================================================================

Pro forma weighted average number
     of shares outstanding                      10,258,224                                            15,718,224
================================================================================================================

See accompanying notes

                      Inforetech Wireless Technology Inc.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

                               December 31, 2000

1. BASIS OF PRESENTATION

The accompanying pro forma consolidated financial statements have been prepared in connection with a Form 8-K to be filed with the Securities and Exchange Commission to give effect to the acquisition of ProShot Golf, Inc. by Inforetech Wireless Technology Inc. through a share for share exchange using the purchase method of accounting. The pro forma consolidated financial statements have been prepared by management and are derived from:

  [i] The audited consolidated balance sheet of Inforetech Wireless Technology Inc. ("Inforetech") as at December 31, 2000 and the audited consolidated statement of loss and comprehensive loss for the year then ended.

  [ii] The audited balance sheet of ProShot Golf, Inc. ("ProShot") as at December 31, 2000 and the audited statement of loss and comprehensive loss for the year then ended.

The pro forma consolidated balance sheet as at December 31, 2000 gives effect to the acquisition of ProShot via a share for share exchange (see Note 3) as if it had occurred on December 31, 2000. The pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2000 assumes the acquisition by Inforetech occurred on January 1, 2000.

The pro forma consolidated financial statements are not necessarily indicative of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future. In preparing these pro forma consolidated financial statements no adjustments have been made to reflect the operating benefits and general and administrative cost savings expected to result from combining the operations of Inforetech and ProShot.

The pro forma consolidated financial statements should be read in conjunction with the description of the acquisition in the Form 8-K, the audited consolidated financial statements of Inforetech as at December 31, 2000 and the audited financial statements of ProShot as at December 31, 2000, including notes thereto.

                      Inforetech Wireless Technology Inc.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

                               December 31, 2000

2. ACCOUNTING POLICIES

The accounting policies used in the preparation of the pro forma consolidated financial statements are those disclosed in Inforetech's audited financial statements for the year ended December 31, 2000. In addition, the accounting policies discussed in ProShot's audited financial statements for the year ended December 31, 2000 in respect of revenue recognition and lease arrangements have been applied.

Management has determined that no adjustments are necessary to conform ProShot's financial statements with the accounting policies used by Inforetech in the preparation of its financial statements.

3. ACQUISITION OF PROSHOT

On November 7, 2000, the Company signed an agreement to purchase ProShot Golf, Inc. ["ProShot"]. On January 12, 2001 [the "Closing Date"], the transaction was consummated and the Company acquired all of the outstanding capital stock of ProShot. In consideration the shareholders of ProShot received an aggregate of 4,500,000 shares of Class A Common Stock of the Company. Out of the 4,500,000 shares, 765,000 were placed in escrow in connection with the indemnification obligations of ProShot under the acquisition agreement. In addition, employees of ProShot will receive stock options of the Company in exchange for vested and unvested stock options of ProShot.

A further 960,000 Class A Common Shares of Inforetech have been placed in escrow [the "Guarantee Escrow Shares"] for the benefit of certain of ProShot's stockholders who provided Stockholder Guarantees. Commencing 90 days following the Closing Date, if the Stockholder Guarantees have not been released in full, one twelfth of the Guarantee Escrow Shares are to be released from escrow for the benefit of the guarantors, each month until the Stockholder Guarantees have been released in full. In the event that any call is made on any of the Stockholder Guarantees after the Closing Date as a result of a default of the underlying obligations, all of the Guarantee Escrow Shares are to be immediately released from escrow for the benefit of the guarantors. If none of the Stockholder Guarantees are called or the Stockholder Guarantees are released in full, the Guarantee Escrow Shares shall be distributed to all of ProShot's stockholders, on a pro rata basis, to their ProShot stock holdings immediately prior to the Closing Date of the transaction.

ProShot, based in California, is a manufacturer of global positioning system-based distance measurement equipment for golf courses. The ProShot system is currently in use on courses throughout the United States, Canada, Europe, Asia and Australia.

For financial reporting purposes the acquisition will be accounted for as a purchase with ProShot's results of operations to be included in income from the date of acquisition.

                      Inforetech Wireless Technology Inc.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

                               December 31, 2000

3. ACQUISITION OF PROSHOT (cont'd.)

Acquisition costs consist primarily of legal and investment banker fees. Total costs accumulated in relation to the ProShot acquisition to December 31, 2000 have been deferred as at that date and will be included in the acquisition cost.

Immediately after the acquisition seven ProShot employees were involuntarily terminated under a general staff streamlining program. The cost of these terminations will be included in the purchase price allocation below.

The excess of the purchase price acquisition cost and involuntary employee termination costs over the fair value of the assets and liabilities acquired of $10,200,416 has been recorded as goodwill and will be amortized on a straight-line basis over 6 years.

                                                            $
-------------------------------------------------------------------------------

Fair value assets and liabilities acquired
Cash                                                       272,237
Accounts receivable                                      5,619,910
Inventories                                              1,513,222
Other assets                                             1,433,887
Capital assets                                           1,969,911
Revolving line of credit                                (3,524,729)
Other long-term liabilities                            (11,023,995)
-------------------------------------------------------------------------------
                                                        (3,739,557)
-------------------------------------------------------------------------------

Purchase price
Common stock issued (5,460,000) at $1.00 per share       5,460,000
Acquisition costs                                          677,859
Options issued                                             275,000
Involuntary employee termination costs                      48,000
-------------------------------------------------------------------------------
                                                         6,460,859
-------------------------------------------------------------------------------
Goodwill                                                10,200,416
===============================================================================

The allocation of the purchase price for this acquisition is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete valuation information.

                      Inforetech Wireless Technology Inc.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

                               December 31, 2000

4. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma consolidated financial statements have been prepared using the purchase method of accounting for the purchase of ProShot by Inforetech.

The following adjustments have been made to reflect the transaction described in note 3.

[a] To record Inforetech's deferred costs of acquiring ProShot in the purchase price [see note 3].

[b] To eliminate goodwill which arose from ProShot's acquisition of PinMark Corporation in fiscal 1998.

[c]  To record goodwill arising upon the acquisition of ProShot [see note 3].

[d] To record the cost of ProShot employee terminations pursuant to restructuring and integration described in the purchase equation.

[e] Pursuant to the Acquisition Agreement, Inforetech acquired all the common and convertible share capital of ProShot through the issuance of 5,460,000 common shares in Inforetech. Accordingly, all of ProShot's share capital is cancelled and the issuance of 5,460,000 common shares in Inforetech valued at $1.00 per share, is recorded. Furthermore, the fair value of share options issued to ProShot employees in exchange for their options outstanding as at the date of the acquisition has been estimated, using the Black-Scholes option valuation model, as $275,000. This amount is included in the purchase price [see note 3].

[f] To cancel amortization expense in relation to the goodwill which arose from ProShot's acquisition of PinMark Corporation in fiscal 1998.

[g] To record amortization expense in relation to goodwill arising upon the acquisition of ProShot [see note 3]. The goodwill is to be amortized on a straight-line basis over six years.

[h] The pro forma basic and fully diluted loss per share has been calculated based on the weighted average number of Inforetech's shares outstanding during the period giving effect to the transaction as if the 5,460,000 shares had been issued on January 1, 2000.